Exhibit 10.3

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of March 21, 2024, between Metropolitan Partners Group Administration, LLC, in its capacity as agent (in such capacity, the “Subordinated Agent”) for the Lenders (as defined in the Subordinated Debt Documents, and referred to herein as the “Subordinated Creditors” and each, a “Subordinated Creditor”), Presto CA LLC (“Senior Lender”), Presto Automation Inc. (f/k/a Ventoux CCM Acquisition Corp.), a Delaware corporation (“Holdings”), and Presto Automation LLC (f/k/a E La Carte, LLC, f/k/a Ventoux Merger Sub II LLC), a Delaware limited liability company (“Opco,” and collectively with Holdings, regardless of whether one or more, the “Borrower”).

RECITALS

Subordinated Agent and the Subordinated Creditors have provided certain financial accommodations to the Borrower from time to time pursuant to the Subordinated Debt Documents (as defined below).

The Subordinated Agent and the Subordinated Creditors have agreed to (a) permit the Senior Lender to provide the Senior Debt (as defined below), and certain financial accommodations to the Borrower from time to time pursuant to the Senior Debt Documents (as defined below; the Senior Debt Documents and the Subordinated Debt Documents are sometimes hereinafter collectively referred to the “Debt Documents” and individually as a “Debt Document”), and (b) subordinate the Subordinated Debt (as defined below; the Subordinated Debt and the Senior Debt are sometimes referred to as the “Debt”) to the Senior Debt on the condition that Borrower and Senior Lender enter into this Agreement in accordance with the terms hereof. Senior Lender acknowledges that it has received value in entering into this Agreement.

In consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.            Definitions. For purposes of this Agreement, the following terms shall have the meanings:

a.            “Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of equity interests, by contract, or otherwise; provided, however, that (a) any Person which owns directly or indirectly 10% or more of the equity interests having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, and (b) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person. For purposes hereof, each of the Senior Lender, the Subordinated Agent, each Subordinated Creditor and each affiliate thereof, in each case, shall be deemed not to be an Affiliate of any Loan Party.

b.            “Bankruptcy Code” means title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

c.            “Collateral” means all of the existing or hereafter acquired assets and property, whether real, personal or mixed, of each Loan Party, Borrower and each other Obligor, together with any and all other assets and properties of any other Person that at any time secure all or any portion of the Senior Debt.

d.            “Debt” means the Senior Debt and/or the Subordinated Debt, as applicable.

e.            “Debt Documents” means the Senior Debt Documents and/or the Subordinated Debt Documents, as applicable.

f.            “Disposition” means, with respect to any interest in property, the sale, lease, license or other disposition of such interest in such property outside the ordinary course of the Obligor’s business.

g.            “Distribution” shall mean, with respect to any indebtedness, liability or other obligation, (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such indebtedness, liability or other obligation (including without limitation any payment or distribution on account of any loan, “put option,” dividend or otherwise), or (b) any redemption, purchase or other acquisition of such indebtedness, liability or other obligation by any Person.

h.            “Enforcement Action” means to (a) take from or for the account of any Loan Party, any Borrower, any other Obligor or any guarantor of any Debt, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any Borrower, any other Obligor or any such guarantor with respect to such Debt, (b) initiate or participate with others in any suit, action or proceeding against any Loan Party, Borrower, any other Obligor or any such guarantor to (i) to sue for or enforce payment of the whole or any part of any Debt, (ii) commence or join with other Persons to commence a Proceeding against any Loan Party, Borrower, any other Obligor or any such guarantor, or (iii) commence judicial enforcement of any of the rights and remedies under any Debt Documents or applicable law with respect to any Debt, (c) accelerate any Debt, (d) take any action to enforce any rights or remedies with respect any Debt, (e) exercise any put option or to cause any Loan Party, Borrower, any other Obligor or any such guarantor to honor any redemption or mandatory prepayment obligation under any Debt Document , (f) exercise, seek to exercise, join any Person in exercising, or institute, maintain or participate in any action or proceeding pursuing or otherwise in connection with any rights or remedies of a secured party or unsecured party under any Debt Documents or applicable law or take any action under the provisions of any state or federal law, including, without limitation, the UCC, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of any Loan Party, any Company, any other Obligor or any such guarantor, including, without limitation (i) instituting or maintaining, or joining any Person in instituting or maintaining, any attachment, collection, execution, levy, or foreclosure action or proceeding against any Collateral, whether under any Debt Document or otherwise; (ii) exercising any right of set-off with respect to any Obligor or any Collateral; (iii) exercising any right or remedy under any deposit account control agreement or securities account control account agreement for any account constituting Collateral; and/or (iv) causing (or, after the occurrence and during the continuance of any event of default relating to any Debt, consenting to) any asset sale or other disposition of any Collateral (whether through a broker or investment banker or otherwise).

i.            “Insolvency Proceeding” means any: (a) bankruptcy, receivership, insolvency, liquidation, reorganization, composition, assignment for the benefit of creditors, or similar proceeding relating to any Obligor or its properties; (b) proceeding for any liquidation, liquidating distribution, dissolution, or other winding-up of any Obligor or the appointment of any receiver, conservator, assignee, custodian, trustee or other officer with similar powers; or (c) marshaling of the assets or liabilities of any Obligor; in each case, whether voluntary or involuntary and regardless of whether instituted under federal, state, or other law.

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j.            “Lien” means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property; and (c) any contingent or other agreement to provide any of the foregoing.

k.            “Loan Parties” or “Loan Party” is used herein as defined in the Senior Credit Agreement and includes, without limitation, each Borrower and the guarantors party thereto.

l.            “Net Cash Proceeds” means, with respect to any transaction or event, an amount equal to the cash proceeds received by any Loan Party (or any of its subsidiaries) from or in respect of such transaction or event (including cash proceeds of any non-cash proceeds of such transaction), less (a) any out of pocket expenses that are reasonably incurred by such Loan Party, a subsidiary of a Loan Party or the Subordinated Agent, (b) the amount of any reserve established in accordance with GAAP (provided that such reserved amounts shall be Net Cash Proceeds to the extent and at the time of any reversal (without the satisfaction of any applicable liabilities in a corresponding amount) of any such reserve, and (c) in the case of any Disposition, the amount of any indebtedness (other than the Subordinated Debt) secured by a Lien on the related asset and discharged with the proceeds of such Disposition and any taxes paid or reasonably estimated by the applicable Obligor to be payable by such Person in respect of such Disposition; provided, that, if the actual amount of taxes paid is less than the estimated amount, the difference shall immediately constitute Net Cash Proceeds.

m.            “Obligor” means the Borrower, each other Loan Party, and any other Person now or hereafter becoming obligated in respect of, guarantying, or providing collateral security for the Senior Debt, the Subordinated Debt, or both, and each of their respective successors and assigns.

n.            “Paid in Full” or “Payment in Full” means, as of any date of determination with respect to any Debt, that (a) all of such Debt has been indefeasibly paid in full in cash, and (b) no Person has any further right to obtain any loans or other extensions of credit under Debt Documents relating to such Debt.

o.            [Reserved]

p.            “Person” means any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

q.            “Secured Parties” means, collectively, Senior Lender, the Subordinated Agent and the Subordinated Creditors, and “Secured Party” means any of them, individually.

r.            “Senior Note” means that certain Senior Secured Promissory Note, dated as of March 15, 2024 (as the same has been or may be amended, restated, replaced, renewed, supplemented, refinanced, extended or otherwise modified or restated from time to time), among the Senior Lender, Borrower and certain of Borrower’s Affiliates.

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s.            “Senior Debt” means any and all of the obligations, liabilities and indebtedness of every nature of the Borrower and the other Obligors from time to time owed to Senior Lender under the Senior Debt Documents in an aggregate principal amount not to exceed $4,000,000, less the amount of any principal payments on the Senior Debt, together with all other obligations thereunder, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of an Insolvency Proceeding (including under the Bankruptcy Code) together with any interest, fees, costs and expenses accruing thereon after the commencement of an Insolvency Proceeding, without regard to whether or not such interest, fees, costs and expenses are allowed or allowable.

t.            “Senior Debt Documents” means the Senior Note and each other agreement, instrument or other document executed in connection therewith.

u.            “Senior Credit Agreement Documents” shall mean the Senior Note and all other agreements, documents and instruments executed from time to time in connection therewith, as the same may be amended, restated, supplemented or otherwise modified from time to time.

v.            “Subordinated Debt” means any and all of the obligations, liabilities and indebtedness of every nature of the Borrower and the other Obligors from time to time owed to Subordinated Creditor under the Subordinated Debt Documents, together with all other obligations thereunder, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of an Insolvency Proceeding (including under the Bankruptcy Code) together with any interest, fees, costs and expenses accruing thereon after the commencement of an Insolvency Proceeding, without regard to whether or not such interest, fees, costs and expenses are allowed or allowable. Subordinated Debt shall be considered to be outstanding whenever any loan commitment under the Subordinated Debt Documents is outstanding.

w.            “Subordinated Debt Documents” means that certain Credit Agreement, dated as of September 21, 2022 (as amended, restated, modified or supplemented from time to time), among the Loan Parties, Metropolitan Partners Group Administration, LLC, as agent, and each agreement, instrument or other document executed in connection therewith, as in effect on the date hereof.

x.            “Subordinated Loans” shall mean those certain Term Loans (as defined in the Subordinated Debt Documents) issued prior to the date hereof, whether or not evidenced by a promissory note or other debt instrument.

y.            “UCC” means the Uniform Commercial Code of any applicable jurisdiction, and if any such jurisdiction shall not have a Uniform Commercial Code in effect, the Uniform Commercial Code as in effect in the State of New York.

2.            Subordination. Each of the Subordinated Agent and each Subordinated Creditor unconditionally subordinates to Senior Lender any and all Liens which the Subordinated Agent and/or such Subordinated Creditor may presently have or which it may hereafter acquire in any Collateral, regardless of the date, manner or order of grant, attachment or perfection of any such Lien and notwithstanding any provision of the UCC or any other applicable law, document governing any indebtedness between such Subordinated Creditor and any Obligor or any other circumstance whatsoever. Except as expressly provided for herein, no provision hereof shall be construed to prohibit the payment by a Borrower of principal, interest and other amounts owed in respect of the Subordinated Debt so long as the receipt thereof is not the direct or indirect result of any Enforcement Action, Collateral Disposition (as defined in Section 8) or Claim Distribution (as defined in Section 12).

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3.            Agreement Not to Contest. Senior Lender shall not object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including any Insolvency Proceeding), the validity, extent, perfection, priority, or enforceability of any Lien in the Collateral granted to the Subordinated Agent, on behalf of the Subordinated Creditors, or any claim by Subordinated Agent or any Subordinated Creditor in respect of the Subordinated Debt, including, without limitation, any claim for allowance in any Insolvency Proceeding of post-petition interest, fees or expenses. Notwithstanding any failure by any Secured Party to perfect any Lien in any of the Collateral or any avoidance, invalidation, or subordination by any third party or court of competent jurisdiction of any Lien in the Collateral in favor of any Secured Party or any Subordinated Debt, the priority and rights as between the Secured Parties with respect to the Collateral shall be as set forth in Section 2 and Section12. Each Secured Party is solely responsible for perfecting and maintaining the perfection of its Liens in its Collateral.

4.            Similar Liens. The Secured Parties acknowledge and agree that it is their intention that the Liens securing the Senior Debt secure only Collateral in which the Subordinated Agent, on behalf of the Subordinated Creditors, has a Lien. In furtherance of the foregoing, the Senior Lender hereby agrees (a) to cooperate in good faith (and to direct its counsel to cooperate in good faith) in order to determine, upon any reasonable request by Subordinated Agent or any Subordinated Creditor, the specific assets included in the Collateral securing the Senior Debt, the steps taken to perfect the respective Liens thereon, and the identity of the respective parties obligated in connection therewith, and (b) that the Collateral subject to the Liens of the Senior Lender, shall at all times be subject to identical Liens in favor of the Subordinated Agent, in favor of the Subordinated Creditors. Senior Lender will not seek (whether by law, contract or otherwise), nor shall any Obligor grant to any Senior Lender, any Liens on Collateral not also subject to Liens in favor of the Subordinated Agent, on behalf of the Subordinated Creditors, nor shall Senior Lender seek any guaranty or other credit support from any Person other than the Borrower.

5.            Marshaling. Senior Lender hereby waives any rights it may have under applicable law to assert the doctrine of marshaling or to otherwise require Subordinated Agent or any Subordinated Creditor to marshal any property of any Obligor or of any other guarantor or other obligor of the Subordinated Debt for the benefit of Senior Lender.

6.            Standstill. Until all of the Subordinated Debt has been Paid in Full, Senior Lender shall not, without the prior written consent of the Subordinated Agent, take any Enforcement Action with respect to any or all of the Senior Debt or the Collateral. Until the Subordinated Debt is Paid in Full, the Subordinated Agent in its own name or in the same of the Senior Lender will have the exclusive right to (1) commence and maintain Enforcement Actions with respect to the Senior Debt and/or the Subordinated Debt (including the rights to set-off or “credit bid” their debt), (2) make determinations regarding the release or disposition of, or restrictions with respect to, the Collateral, and (3) otherwise enforce the rights and remedies of a secured creditor under the UCC, the Bankruptcy Code and other applicable law and the laws regarding bankruptcy, receivership, assignments for the beneficial creditors, dissolution, winding up or otherwise with respect to the rights of creditors of any applicable jurisdiction in such order and in such manner as the Subordinated Agent may determine in its sole discretion without consulting with or obtaining the consent of any Senior Lender and regardless of whether any such exercise is adverse to the interests of the Senior Lender, except as otherwise required pursuant to the UCC and applicable law, and subject to Section 2. Notwithstanding the foregoing, Senior Lender may file proofs of claim against Borrower in any Insolvency Proceeding involving Borrower to the extent pertaining to the Senior Debt (subject to Section 11 below).

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7.            Incorrect Payments. If at any time any Distribution on account of any or all of the Subordinated Debt not permitted to be made by any Obligor or any other Person or accepted by Subordinated Agent or any Subordinated Creditor under this Agreement is received by Subordinated Agent or any Subordinated Creditor, such Distribution shall be held in trust by Subordinated Agent or such Subordinated Creditor, as applicable, for the benefit of the Senior Lender, and shall be promptly delivered to the Senior Lender in the form received (together with endorsements of Subordinated Agent where necessary or otherwise required by the Senior Lender) for application (in accordance with the Senior Debt Documents) to the payment of the Senior Debt then remaining unpaid until all of the Senior Debt has been Paid in Full.

8.            Sale of Collateral. In the event that Subordinated Agent or any Obligor desires to make a Disposition (including in connection with any Insolvency Proceeding or any Enforcement Action by the Subordinated Agent) of any interest in any of the Collateral or in any other assets of such Obligor (including any Disposition of the equity interests of the Borrower or any other Obligor) (each a “Collateral Disposition”) and the Subordinated Agent consents to such Collateral Disposition, Senior Lender shall be deemed to have consented to such Collateral Disposition and such Collateral Disposition shall be free and clear of any Liens or interests of Senior Lender in such Collateral, the Borrower or such Obligor (including, in the case of a sale or other Disposition of the equity interests of Borrower or any Obligor, the release of Borrower or such Obligor, as applicable, whose equity interests are being sold or disposed of in such Disposition) or such other assets (and Senior Lender shall release the Borrower and each Obligor from, and terminate and discharge, any and all obligations, any guaranty, indebtedness, liabilities or other obligation owing to Senior Lender or any Senior Lender with respect to the Senior Debt if such Collateral Disposition involves the equity interests of the Borrower or any other Obligor), and any purchaser of any Collateral or such other asset may rely on this Agreement as evidence of Senior Lender’s consent to such Collateral Disposition and that such Collateral Disposition is free and clear of any Liens or interests of Senior Lender in such Collateral, such other asset or such Borrower or Obligor (in the case of a Disposition of the equity interests of Borrower or such Obligor), in each case regardless of whether the proceeds of such Collateral Disposition are sufficient to result in the Payment in Full of the Senior Debt. Senior Lender shall promptly execute and deliver to the Subordinated Agent such release documents as the Subordinated Agent may reasonably request to effectively release or confirm the release of Senior Lender’s Liens and take such further actions as the Subordinated Agent may reasonably require in order to release or terminate Senior Lender’s Liens on such Collateral (or release the Borrower or applicable Obligor in connection with a sale of the equity interests of the Borrower or any other Obligor). Senior Lender hereby irrevocably appoints the Subordinated Agent as its attorney-in-fact, with full power of substitution and with full authority in the place and stead of Senior Lender and in the name of Senior Lender or otherwise, to execute and deliver any document or instrument which Senior Lender may be required to deliver pursuant to this Section 8. This appointment is coupled with an interest and is irrevocable until all Subordinated Debt is Paid in Full or such time as this Agreement is terminated in accordance with its terms. In connection with any public or private sale under the UCC, 10 days’ notice shall be deemed to be commercially reasonable notice.

9.            Rights Relating to Actions with Respect to the Collateral. Senior Lender hereby: (a) waives, to the extent permitted by applicable law, any rights which it may have to enjoin or otherwise obtain a judicial or administrative order preventing the Subordinated Agent or any Subordinated Creditor from taking, or refraining from taking, any action with respect to all or any part of the Collateral; (b) agrees that, except as otherwise set forth in Section 2 and Section 12 hereof, it has no right to direct or object to the manner in which the Subordinated Agent or any Subordinated Creditor applies the proceeds of any or all of the Collateral resulting from the exercise by the Subordinated Agent or any Subordinated Creditor, as applicable, of rights and remedies under the Subordinated Debt Documents to the Subordinated Debt; (c) agrees that it waives any right to object to any action or inaction by the Subordinated Agent or any Subordinated Creditor with respect to exercising its rights or remedies under the Subordinated Debt Documents or with respect to the Collateral (including in connection with any foreclosure or enforcement of Liens in respect of Collateral); (d) agrees that Subordinated Agent and the Subordinated Creditors have not assumed any obligation to act as the agent for Senior Lender with respect to the Collateral or otherwise; and (e) agrees that it shall not object to any proposed Disposition consented to, or the retention or acceptance of Collateral (so long as the Collateral or proceeds thereof are applied in accordance with Section 12), by the Subordinated Agent or any Subordinated Creditor in full or partial satisfaction of the Subordinated Creditors’ Subordinated Debt and agrees that any such Disposition, retention or acceptance by Subordinated Agent shall be free and clear of Senior Lender’s Liens.

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10.            Sale, Transfer or other Disposition of Subordinated Debt.

a.            Senior Lender shall not sell, assign, pledge, Dispose of or otherwise transfer all or any portion of the Senior Debt or any Senior Debt Document: (i) without the prior written consent of the Subordinated Agent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, that any such sale, assignment, pledge, Disposition or other transfer of all or any portion of the Senior Debt or any Senior Debt Document by Senior Lender to any Loan Party, any director of any Loan Party, or any Loan Party’s or director’s respective Affiliates shall require the prior written consent of the Subordinated Agent, which consent shall be in the Subordinated Agent’s sole discretion, and (ii) unless, prior to the consummation of any such action, the transferee thereof shall execute and deliver to the Subordinated Agent an agreement in form and substance reasonably acceptable to the Subordinated Agent joining such transferee as a party to this Agreement as the Senior Lender or an agreement in form and substance reasonably acceptable to the Subordinated Agent substantially identical to this Agreement.

b.            Notwithstanding the failure of any transferee to execute or deliver an agreement substantially identical to this Agreement, the subordination effected hereby shall survive any sale, assignment, pledge, Disposition or other transfer of all or any portion of the Senior Debt, and the terms of this Agreement shall be binding upon Senior Lender’s successors and assigns.

11.            Liquidation, Dissolution or Bankruptcy.

a.            Senior Lender agrees to execute, verify, deliver and file any proofs of claim in respect of any or all of the Senior Debt requested by the Subordinated Agent or any Subordinated Creditor in connection with any Insolvency Proceeding and hereby irrevocably authorizes, empowers and appoints the Subordinated Agent as its agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of Senior Lender promptly to do so prior to 30 days before the expiration of the time to file any such proof of claim, (ii) vote such claim in any such Insolvency Proceeding upon the failure of Senior Lender to do so prior to 15 days before the expiration of the time to vote and such claim and (iii) amend, withdraw, revise, revoke or otherwise alter any vote by Senior Lender that violates or is otherwise inconsistent with this Agreement; provided, the Subordinated Agent and the Subordinated Creditors shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim. In the event that the Subordinated Agent votes, or amends, withdraws, revises, revokes or otherwise alters any vote by Senior Lender of, any claim in accordance with the authority granted hereby, Senior Lender shall not be entitled to change, withdraw or challenge any such vote. This authorization and appointment is irrevocable coupled with an interest. Senior Lender recognizes that, to the extent permitted by law, this authorization and appointment shall continue in full force and effect, notwithstanding any time limitations set forth in the operating agreement or organization documents of Senior Lender or applicable law.

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b.            Senior Lender shall not assert, without the Subordinated Agent’s prior written consent, any claim, motion, objection or argument in connection with any Insolvency Proceeding. Senior Lender agrees that it will consent to, and not object to or oppose any use of cash collateral consented to by the Subordinated Agent or any financing provided by any Subordinated Creditor to any Obligor (or any financing provided by any other Person consented to by the Subordinated Creditors) (collectively, “DIP Financing”) on such terms and conditions as the Subordinated Agent may determine in its sole discretion. In connection therewith, the Obligor may grant to the Subordinated Agent, for the benefit of the Subordinated Creditors, or such other lender, as applicable, Liens upon all of the respective property of such Obligor which Liens (i) shall secure payment of all Subordinated Debt (whether such Subordinated Debt arose prior to the commencement of any Insolvency Proceeding or at any time thereafter) and all other financing provided or consented to by the Subordinated Agent or any Subordinated Creditor, as applicable, during such Insolvency Proceeding and (ii) shall be superior in priority to the Liens, if any, in favor of Senior Lender on the property of the Obligor. If, in connection with any cash collateral use or DIP Financing, any Liens on the Collateral held by the Subordinated Agent, on behalf of the Subordinated Creditors, are subject to a surcharge or are subordinated to an administrative priority claim, a professional fee "carve out," or fees owed to the United States Trustee or United States Bankruptcy Administrator, then Senior Lender’s Liens on the Collateral, if any, shall also be subordinated to such interest or claim. Without the prior written consent of the Subordinated Agent, Senior Lender agrees that it will not, and will not permit, any of its Affiliates to, (i) directly or indirectly provide to, or participate in, any debt financing in an Insolvency Proceeding relating to any Obligor or (ii) in an Insolvency Proceeding relating to any Obligor, accept any Lien on Collateral (or any assets which would be Collateral but for the operation of the Bankruptcy Code), which Lien would be senior to or pari passu with any Liens securing any DIP Financing.

c.            Senior Lender agrees that it will consent to, and not object to or oppose, a sale or other Disposition (or related sale or Disposition procedures) of any property securing all or any part of any Subordinated Debt in any Insolvency Proceeding free and clear of Liens or other claims of Senior Lender (including under the Bankruptcy Code, including Sections 363, 365, 1123 and 1129 of the Bankruptcy Code), if the Subordinated Agent has consented to such sale or Disposition (or related sale or Disposition procedures). Senior Lender agrees not to assert any right it may have in any Insolvency Proceeding arising from any Borrower’s or other Person’s use, sale or other Disposition of Collateral (including any claims for adequate protection) and agrees that it will not seek (or support any other Person seeking) to have any stay, whether automatic or otherwise, lifted with respect to any Collateral without the prior written consent of Subordinated Agent.

d.            [Reserved]

e.            Senior Lender agrees that it will not object to or oppose any adequate protection sought by the Subordinated Agent or any Subordinated Creditor or object to or oppose any motion by the Subordinated Agent or any Subordinated Creditor to lift the automatic stay or any other stay in any Insolvency Proceeding. Senior Lender waives any claim it may now or hereafter have arising out of the election by Subordinated Agent or any Subordinated Creditor, in any Insolvency Proceeding, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code by the Obligor, as debtor in possession.

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f.            Senior Lender further agrees that it shall not, without Subordinated Agent’s prior written consent, (i) commence or continue any Insolvency Proceeding with respect to any Obligor, (ii) propose or vote for any plan of reorganization or liquidation, arrangement or proposal or file any motion, pleading or material in support of any motion or plan of reorganization or liquidation, arrangement or proposal that would impair the rights of the Subordinated Agent or any Subordinated Creditor, is in conflict with any of the terms of this Agreement, or is opposed by the Subordinated Agent or any Subordinated Creditor, (iii) oppose any plan of reorganization or liquidation, arrangement or proposal proposed or otherwise supported by the Subordinated Agent or any Subordinated Creditor, (iv) seek any adequate protection of its interests in any Insolvency Proceeding or (v) join any creditors’ committee or other official committee in any Insolvency Proceeding. Senior Lender shall support, consent to and vote in favor of any plan of reorganization, plan of liquidation or any other scheme, arrangement or other allocation of assets in any Insolvency Proceeding.

g.            [Reserved]

h.            This Agreement is a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code and will continue in full force and effect during any Insolvency Proceeding, including after the filing of any petition by or against any Obligor under the Bankruptcy Code and all converted or succeeding cases in respect thereof. All references herein to any Obligors shall be deemed to apply to such Obligor as debtor-in-possession and to any trustee for such Obligor.

i.            Senior Lender agrees that it shall not assert any claim under Section 507(b) of the Bankruptcy Code in connection with any Insolvency Proceeding.

12.            Application of Proceeds; Payment Over. All Collateral, Net Cash Proceeds of Collateral received by any party in connection with any Enforcement Action or Collateral Dispositions, and/or any distributions received by any party hereto on account of any claim in any Insolvency Proceeding secured by a Lien on Collateral (“Claim Distributions”), shall first be paid to Senior Lender for application to the Senior Debt until the Senior Debt is Paid in Full; provided, that in connection with any Enforcement Action or any Collateral Disposition, the Subordinated Agent and the Subordinated Creditors shall be entitled to receive and retain reimbursement for all fees, costs, expenses and other charges (including, without limitation, fees, costs and expenses of counsel, financial advisors, investment bankers, and other agents or professionals engaged in connection with such Enforcement Action or such Collateral Disposition) relating to such Enforcement Action or Collateral Disposition before any distribution of Net Cash Proceeds relating to such Enforcement Action or Collateral Disposition is made to the Senior Lender out of the proceeds of such Enforcement Action or such Collateral Disposition. For so long as any portion of the Senior Debt remains unpaid or Senior Lender has any obligations to lend under any Senior Debt Document, if Subordinated Agent or any Subordinated Creditor receives any Collateral to which it is not otherwise entitled pursuant to the terms hereof, Net Cash Proceeds thereof or any cash distributions on account of any claims secured by Collateral (each, a “Collateral Distribution”), Subordinated Agent or such Subordinated Creditor shall hold such Collateral Distribution in trust and forthwith pay the same (up to the amount necessary to result in a Payment in Full of the Senior Debt) over to the Senior Lender in the same form as received and with any necessary endorsements as a court of competent jurisdiction may otherwise direct. After or to the extent that it would result in the Senior Debt being Paid in Full, if Senior Lender receives a Collateral Distribution in excess of the amount that would result in the Senior Debt being Paid in Full, Senior Lender shall hold that portion of such Collateral Distribution that exceeds the amount necessary to Pay in Full the Senior Debt in trust and forthwith pay the same to the Subordinated Agent, for distribution in accordance with the Subordinated Debt Documents, in the same form as received and with any necessary endorsements as a court of competent jurisdiction may otherwise direct.

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13.            Insurance Proceeds. Until all of the Subordinated Debt has been Paid in Full, Subordinated Agent shall have the sole and exclusive right, as against Senior Lender, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of any Collateral. All proceeds of such insurance shall inure to Subordinated Agent, to the extent of the Subordinated Debt, and Senior Lender shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds to the holders of Subordinated Debt (or any representative thereof). In the event the requisite holders of Subordinated Debt (or any representative thereof), in their or its sole discretion or pursuant to agreement with any Obligor, permits any Obligor to utilize the proceeds of insurance, the consent of the holders of Subordinated Debt (or any representative thereof) shall be deemed to include the consent of Senior Lender.

14.            Modifications.

a.            Subordinated Agent and the Subordinated Creditors may at any time and from time to time without the consent of or notice to the Senior Lender, without incurring liability to Senior Lender and without impairing or releasing the obligations of Senior Lender under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of all or any portion of the Subordinated Debt, or amend, restate, refinance, replace, supplement or otherwise modify all or any portion of the Subordinated Debt Documents in any manner.

b.            Senior Lender shall not, without the prior written consent of the Subordinated Agent, (a) amend, restate, refinance, replace, supplement or otherwise modify all or any portion of the Senior Debt Documents, (b) take any Liens in any assets of any Obligor or any other Person other than to the extent expressly permitted hereby, or (c) accept any guaranty or other credit support from any Person other than to the extent expressly permitted hereby.

15.            Obligations Hereunder Not Affected. All rights and interests of Senior Lender, Subordinated Agent and the Subordinated Creditors hereunder, and all agreements and obligations of Senior Lender and the Obligors hereunder, shall remain in full force and effect irrespective of:

a.            any lack of validity or enforceability of any document evidencing any of the Senior Debt;

b.            any change in the time, manner or place of payment of, or any other term of, all or any of the Subordinated Debt, or any other amendment or waiver of or any release or consent to departure from any of the Subordinated Debt Documents;

c.            any exchange, subordination, release or non-perfection of any collateral for all or any of the Subordinated Debt;

d.            any failure of the Subordinated Agent or any Subordinated Creditor to assert any claim or to enforce any right or remedy against any other party under the provisions of this Agreement or any Subordinated Debt Document other than this Agreement;

e.            any reduction, limitation, impairment or termination of the Subordinated Debt for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (each Obligor and Senior Lender hereby waive any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of invalidity, illegality, non-genuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Subordinated Debt; and

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f.            any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Obligor in respect of the Senior Debt or Subordinated Debt in respect of this Agreement.

Senior Lender acknowledges and agrees that the Subordinated Agent and the Subordinated Creditors may, in accordance with the terms of the Subordinated Debt Documents, without notice or demand and without limiting or impairing Senior Lender’s obligations under this Agreement, (i) amend, restate, supplement, refinance, replace or otherwise modify any or all of the Subordinated Debt Documents; (ii) take or hold security for the payment of any or all of the Subordinated Debt and exchange, enforce, foreclose upon, waive and release any such security; (iii) apply such security and direct the order or manner of sale thereof as the Subordinated Agent and the Subordinated Creditors, in their sole discretion, may determine; (iv) release and substitute one or more endorsers, warrantors, borrowers or other obligors; and (v) exercise or refrain from exercising any rights against any Obligor or any other Person.

16.            Representations and Warranties. Senior Lender hereby represents and warrants to the Subordinated Agent and the Subordinated Creditors that as of the date hereof (and covenants that at all times after the date hereof with respect to clauses (e) and (f) below): (a) Senior Lender is a partnership, limited liability company, corporation or bank, as applicable, duly formed and validly existing under the laws of its jurisdiction of formation or incorporation, (b) Senior Lender has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action, (c) the execution of this Agreement by Senior Lender will not violate or conflict with the organizational documents of Senior Lender, any material agreement binding upon Senior Lender or any law, regulation or order or require any consent or approval which has not been obtained, (d) this Agreement is the legal, valid and binding obligation of Senior Lender, enforceable against Senior Lender in accordance with its terms, (e) Senior Lender is the sole owner, beneficially and of record, of all of the Senior Debt Documents and all of the Senior Debt, and (f) at no time on or after the date hereof does or shall Senior Lender have any Liens on any assets of any Borrower, any other Loan Party, any other Obligor or any other Person except for the Liens in effect as of the date hereof or otherwise permitted hereby.

17.            Subrogation; Recoveries. If Subordinated Agent or any Subordinated Creditor pays or distributes cash, property, or other assets to Senior Lender under this Agreement, the Subordinated Agent or applicable Subordinated Creditor will be subrogated to the rights of the Senior Lender with respect to the value of the payment or distribution. If Senior Lender is required to disgorge any proceeds of Collateral, payment or other amount received by such Person (whether because such proceeds, payment or other amount is invalidated, declared to be fraudulent or preferential or otherwise) or turn over or otherwise pay any amount (a “Recovery”) to the estate or to any creditor or representative of an Obligor or any other Person, then the Senior Debt shall be reinstated (to the extent of such Recovery) as if such Senior Debt had never been paid. A distribution made pursuant to this Agreement to Senior Lender which otherwise would have been made to any Subordinated Creditor is not, as between the Obligors and such Subordinated Creditor, a payment by any Obligor to or on account of the Senior Debt.

18.            Modification. Any modification, amendment, restatement, supplement or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by Senior Lender and the Subordinated Creditors, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

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19.            Further Assurances. Senior Lender will promptly execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by the Subordinated Agent that may be necessary or desirable in order to effect fully the purposes of this Agreement.

20.            Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors, permitted assigns and heirs of Senior Lender, Subordinated Creditors, and the Borrower. Senior Lender shall not sell, assign, pledge, Dispose of or otherwise transfer all or any portion of the Senior Debt without the prior written consent of the Subordinated Agent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, that any such sale, assignment, pledge, Disposition or other transfer of the Senior Debt or any Senior Debt Document by Senior Lender to any Loan Party, any director of any Loan Party, or any Loan Party’s or director’s respective Affiliates shall require the prior written consent of the Subordinated Agent, which consent shall be in the Subordinated Agent’s sole discretion. The Subordinated Agent and the Subordinated Creditors may, from time to time, without notice to the Senior Lender, assign or transfer any or all of the Subordinated Debt or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Subordinated Debt shall, subject to the terms hereof, be and remain Subordinated Debt for purposes of this Agreement, and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto. Senior Lender agrees that any party that consummates a refinancing or replacement of all or any part of the Subordinated Debt under the Subordinated Debt Documents may rely on and enforce this Agreement. Senior Lender further agrees that it will, at the request of the Subordinated Creditors or any Borrower, enter into an agreement, in the form of this Agreement, mutatis mutandis, with the party that consummates such refinancing; provided, that the failure of Senior Lender to execute such an agreement shall not affect such party's right to rely on and enforce the terms of this Agreement.

21.            Relative Rights. This Agreement shall define the relative rights of the Senior Lender and each Subordinated Creditor. Nothing in this Agreement shall (a) impair, as between the Obligors, Senior Lender, on the one hand, or as between Subordinated Agent, the Subordinated Creditors and the Obligors, the obligation of the Obligors with respect to the payment of the Senior Debt and the Subordinated Debt in accordance with their respective terms or (b) affect the relative rights of the Senior Lender, Subordinated Agent or Subordinated Creditors with respect to any other creditors of any Obligor.

22.            Purchase Right.

a.            Without prejudice to the enforcement of the Subordinated Agent’s rights and remedies, the Senior Lender agrees that upon the decision of the Subordinated Agent in its sole discretion (or at the direction of the Subordinated Creditors  (the occurrence of such decision, a “Purchase Option Event”), then some or all of the Subordinated Creditors and/or the Subordinated Agent may purchase all but not less than all of the outstanding Senior Debt, at par, without regard to any prepayment penalty or premium and without warranty, representation or recourse, for the Purchase Price (defined below). The participating Subordinated Creditors shall irrevocably exercise such purchase right by delivery of written notice of their intent to purchase the Senior Debt to the Senior Lender (the “Purchase Option Notice”) at any time. The parties shall close such purchase and sale within 10 business days (or such shorter time as may be specified by the Subordinated Agent in such notice) after such delivery of such notice.

b.            On the date of such purchase and sale (the “Purchase Date”), the participating Subordinated Creditors shall (i) pay to Senior Lender as the purchase price therefor, the full amount of all the Senior Debt then outstanding and unpaid (without regard to any prepayment penalty or premium), and (ii) enter into a customary assignment and assumption agreement with respect to the purchased Senior Debt. The sum of the amounts set forth in clause (i) above is referred to herein as the “Purchase Price” and shall be remitted by wire transfer in federal funds to such bank account of Senior Lender as Senior Lender may designate in writing to the Subordinated Agent for such purpose. Interest shall be calculated to but exclude the business day on which such purchase and sale shall occur if the amounts so paid by the participating Subordinated Creditors to the bank account designated by Senior Lender are received in such bank account prior to 2:00 p.m., New York City time, and interest shall be calculated to and include such business day if the amounts so paid by the participating Subordinated Creditors to the bank account designated by Senior Lender are received in such bank account on or later than 2:00 p.m., New York City time.

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c.            Such purchase shall be expressly made without representation or warranty of any kind by Senior Lender as to the Senior Debt so purchased or otherwise and without recourse to Senior Lender, except that Senior Lender shall represent and warrant: (i) that the amount quoted by Senior Lender of the purchase price represents the amount shown as owing with respect to the claims transferred as reflected on its books and records, (ii) it owns, or has the right to transfer to the participating Subordinated Creditors, the rights being transferred, and (iii) such transfer will be free and clear of Liens.

d.            From and after the Purchase Date, (a) the Senior Lender shall retain its indemnification rights under the Senior Debt Documents for actions or other matters arising on or prior to the Purchase Date and (b) the claims of the Senior Lender for contingent indemnification obligations of the Loan Parties, if any, that survive the termination of the Senior Debt Documents will continue to be secured by the Liens on the Collateral. Notwithstanding anything to the contrary contained herein, to the extent the Senior Lender recovers the Senior Debt in full and there are remaining proceeds to be distributed in accordance with the terms hereof, the Subordinated Agent and Subordinated Creditors shall retain all rights to be paid such proceeds.

23.            Specific Performance. If Senior Lender, in contravention of the terms of this Agreement, in any way takes, attempts to or threatens to take any action with respect to the Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or fails to take any action required by this Agreement, this Agreement shall create an irrebuttable presumption and admission by Senior Lender that relief against Senior Lender by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the Subordinated Agent and each Subordinated Creditor, it being understood and agreed by Senior Lender that (i) the Subordinated Agent’s and/or each Subordinated Creditor’s damages from Senior Lender’s actions may at that time be difficult to ascertain and may be irreparable, and (ii) Senior Lender waives any defense that it has against the Obligors, the Subordinated Agent or the Subordinated Creditors that such party cannot demonstrate damage and/or be made whole by the awarding of damages. The Subordinated Agent and the Subordinated Creditors may demand specific performance of this Agreement. Senior Lender hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Subordinated Agent or any Subordinated Creditor. No provision of this Agreement shall constitute or be deemed to constitute a waiver by the Subordinated Agent or any Subordinated Creditor of any right to seek damages from any Person in connection with any breach or alleged breach of this Agreement.

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24.            Notices. Unless otherwise specifically provided herein, any notice delivered under this Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied, faxed, electronic transmission or sent by overnight courier service or certified or registered United States mail, and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by telecopy, fax or electronic transmission, on the date of transmission if transmitted on a business day before 4:00 p.m. (New York time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier, one business day after delivery to such courier properly addressed; or (d) if by United States mail, four business days after deposit in the United States mail, postage prepaid and properly addressed. Notices shall be addressed as follows:

If to the Subordinated Agent:

c/o Metropolitan Partners Group Administration, LLC

850 Third Avenue, 18th Floor

New York, NY 10022
Attention: Paul Lisiak
Telephone No.: (212) 561-1250
E-Mail: plisiak@metpg.com

With a copy to (which shall not be deemed to be notice):

K&L Gates LLP

300 S Tryon Street, Suite 1000

Charlotte, NC 28202

Attention: Aaron S. Rothman

Telephone No.: 704-331-7446

E-Mail: aaron.rothman@klgates.com

If to Senior Lender:

Presto CA LLC

222 N. Canal Street

Chicago IL 60606

Attention: Legal Department

with a copy (such copy shall not constitute notice) to:

Riley Safer Holmes & Cancila L.L.P.

70 W. Madison Street, Suite 2900

Chicago IL 60602

Attention: LaVon M. Johns

If to any Loan Party:

ATTN: Legal Department

365 Industrial Road, Suite 205

San Carlos, CA 94070

Email: accounting@presto.com

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with a copy (such copy shall not constitute notice) to:

Paul Hastings LLP

200 Park Avenue

New York, NY 10166

Attn: Colin Diamond and Alex Cota

Email: colindiamond@paulhastings.com and alexcota@paulhastings.com

25.            Conflict. In the event of any conflict between any term, covenant or conditions of this Agreement any term, covenant or condition of any of the Subordinated Debt Documents or the Senior Debt Documents, the provisions of this Agreement shall control and govern.

26.            Headings. The paragraph headings in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

27.            Counterparts; Signatures. This Agreement may be signed in any number of counterparts and may be executed by facsimile, e-mail delivery or electronic signature, each of which shall be an original, with the same effect as if the signatures hereto and thereto were upon the same instrument. Signatures by facsimile, e-mail delivery, electronic signature or other electronic communication to this Agreement shall bind the parties to the same extent as would a manually executed counterpart.

28.            Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

29.            Amendment. No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Person from the terms hereof shall be effective unless signed by the Secured Party consenting to such amendment, waiver or departure.

30.            Attorney’s Fees. In the event of any action to enforce the terms of this Agreement, the prevailing party shall be entitled to recover its costs and reasonable attorneys’ fees.

31.            Applicable Law; Consent to Jurisdiction; Waiver of Jury Trial; Service of Process.

a.            THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). FURTHER, THE LAW OF THE STATE OF NEW YORK SHALL APPLY TO ALL DISPUTES OR CONTROVERSIES ARISING OUT OF OR CONNECTED TO OR WITH THIS AGREEMENT WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

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b.            ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY SPECIFIC COLLATERAL OR OTHER SPECIFIC PROPERTY MAY BE BROUGHT, IN SUBORDINATED AGENT’S SOLE DISCRETION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH SPECIFIC COLLATERAL OR OTHER PROPERTY MAY BE FOUND, AND EACH PARTY HERETO, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY CONSENTS TO THE JURISDICTION OF THE AFOREMENTIONED COURTS; AND PROVIDED FURTHER THAT IN CONNECTION WITH THE ENFORCEMENT OF ANY RIGHTS BY SUBORDINATED AGENT IN AN INSOLVENCY PROCEEDING, ANY SUCH ACTION MAY, AT THE ELECTION OF SUBORDINATED AGENT, BE BROUGHT IN THE APPLICABLE BANKRUPTCY COURT OR OTHER COURT EXERCISING JURISDICTION OVER SUCH INSOLVENCY PROCEEDING. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, OR BASED ON UPON 28 U.S.C. § 1404, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING AND ADJUDICATION OF ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY OF THE AFOREMENTIONED COURTS AND AGREES TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. EACH PARTY HERETO EACH HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, WAIVER, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH SUBORDINATED CREDITOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO ITS NOTICE ADDRESS (OR TO THE BORROWER'S NOTICE ADDRESS) SET FORTH IN SECTION 24 HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE MAIL, OR, AT THE SUBORDINATED AGENT’S OPTION, BY SERVICE UPON SENIOR LENDER IN ANY OTHER MANNER PROVIDED UNDER THE RULES OF ANY SUCH COURTS.

32.            [Reserved].

33.            Agreement Binding on Signatories. Senior Lender acknowledges and agrees that this Agreement shall become binding on Senior Lender when executed by the Senior Lender, the Subordinated Agent and the Subordinated Creditors without regard to the execution of this Agreement by any other party.

[Signatures on following page.]

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IN WITNESS WHEREOF, the undersigned have executed this Subordination Agreement on the date set forth above.

SENIOR LENDER:

PRESTO CA LLC

By:	/s/ Joseph Q. McCoy
Name: Joseph Q. McCoy
Its: Authorized Signatory

[Signature Page to Subordination Agreement]

subordinated agent:

Metropolitan Partners Group Administration, LLC, as Subordinated Agent

By:	/s/ Paul K. Lisiak
Name: Paul K. Lisiak
Title: Managing Partner

[Signature Page to Subordination Agreement]

SUBORDINATED CREDITORS:

METROPOLITAN LEVERED PARTNERS FUND VII, LP

By: MPF VII GP, LLC its General Partner

By:	/s/ Paul K. Lisiak

Name: Paul K. Lisiak

Title: Managing Partner

METROPOLITAN PARTNERS FUND VII, LP

By: MPF VII GP, LLC its General Partner

By:	/s/ Paul K. Lisiak

Name: Paul K. Lisiak

Title: Managing Partner

METROPOLITAN OFFSHORE PARTNERS FUND VII, LP

By: MPF VII GP, LLC its General Partner

By:	/s/ Paul K. Lisiak

Name: Paul K. Lisiak

Title: Managing Partner

CEOF HOLDINGS LP

By: CORBIN CAPITAL PARTNERS, L.P., its

Investment Manager:

By:	/s/ Daniel Friedman

Name: Daniel Friedman

Title: General Counsel

[Signature Page to Subordination Agreement]

LOAN PARTIES:

PRESTO AUTOMATION LLC (F/K/A E LA CARTE, LLC)
(F/K/A VENTOUX MERGER SUB II LLC)

By:	/s/ Guillaume Lefevre
Name: Guillaume Lefevre
Title: Chief Executive Officer

PRESTO AUTOMATION INC. (F/K/A VENTOUX CCM ACQUISITION CORP.)

By:	/s/ Guillaume Lefevre
Name: Guillaume Lefevre
Title: Chief Executive Officer

[Signature Page to Subordination Agreement]